Exhibit 5.1

SIDLEY AUSTIN LLP 1000 LOUISIANA STREET SUITE 6000 HOUSTON, TX 77002 (713) 495 4500 (713) 495 7799 FAX	BEIJING BOSTON BRUSSELS CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

February 6, 2015

ZaZa Energy Corporation

1301 McKinney Street, Suite 2800

Houston, TX 77010

Re:                             1,819,633 Shares of Common Stock, $0.01 par value per share

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed on the date hereof by ZaZa Energy Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”), relating to the registration of:

A. 670,224 shares (the “Issued Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), issued under the ZaZa Energy Corporation 2012 Long-Term Incentive Plan (as amended, the “Plan”) and that may be offered and sold by the selling stockholders named in the Registration Statement; and

B. 1,149,409 shares of Common Stock, $0.01 par value per share (the “Reserved Shares”), of the Company, which may be issued under the Plan.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Company’s certificate of incorporation, as amended, the Plan, the resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Plan and the resolutions adopted by the stockholders of the Company relating to the Plan.  We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin (TX) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

ZaZa Energy Corporation

February 6, 2015

Based on the foregoing, we are of the opinion that

A. the Issued Shares have been duly authorized and are validly issued, fully paid and non-assessable; and

B. each Reserved Share that is newly issued pursuant to the Plan will be validly issued, fully paid and non-assessable when:  (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Reserved Share shall have been duly issued and delivered in accordance with the Plan; and (iii) a certificate representing such Reserved Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any Reserved Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Reserved Share to the person entitled thereto against payment of the agreed consideration therefor in an amount not less than the par value thereof, all in accordance with the Plan.

This opinion letter is limited to the General Corporation Law of the State of Delaware.  We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP